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                               STOCK PURCHASE AGREEMENT



                                        AMONG


                                  DOUGLAS H. HANSON,
                                    AS PURCHASER,

                                         AND



                               CHRISTOPHER K. PHILLIPS,

                                    JIM D. WELCH,
                                         AND
                                    KEVIN R. LOUD,
                                      AS SELLERS






                                   OCTOBER 1, 1997

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                            STOCK PURCHASE AGREEMENT


    Agreement entered into as of October 1, 1997, by and among Douglas H. Hanson, an individual (the "Purchaser"), Christopher K. Phillips ("Phillips"), Jim D. Welch ("Welch"), and Kevin R. Loud ("Loud"). Phillips, Welch, and Loud are referred to collectively herein as the "Sellers" and individually as a "Seller." The Purchaser and the Sellers are referred to collectively herein as the "Parties."

    Each Seller owns the number of shares of issued and outstanding common stock of Rocky Mountain Internet, Inc., a Delaware corporation ("RMII"), set forth next in the first column next to the respective Seller's name in Exhibit A hereto.

    This Agreement contemplates a transaction in which the Purchaser will purchase from each of the Sellers, and each of the Sellers will sell to the Purchaser, the number of the issued and outstanding shares of common stock of RMII set forth next to the respective Seller's name in the second column of Exhibit A hereto (the "Purchased Shares") in return for cash in the amount of $2.00 per Purchased Share.

    Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

    1.   DEFINITIONS.

    "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages (including incidental and consequential damages), dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses (including costs of investigation and defense), diminution in value, and fees, including court costs and attorneys' fees and expenses.

    "APPLICABLE RATE" means 8% per annum.

    "BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

    "CLOSING" has the meaning set forth in Section 2(c) below.

    "CLOSING DATE" has the meaning set forth in Section 2(c) below.

    "CODE" means the Internal Revenue Code of 1986, as amended.

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    "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of RMII and its Subsidiaries that is not already generally available to the public.

    "INDEMNIFIED PARTY" has the meaning set forth in Section 8(d) below.

    "INDEMNIFYING PARTY" has the meaning set forth in Section 8(d) below.

    "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

    "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

    "PARTY" has the meaning set forth in the preface above.

    "PERSON" means an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, a limited liability limited partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

    "PURCHASE PRICE" has the meaning set forth in Section 2(b) below.

    "PURCHASED SHARES" has the meaning set forth in the preface above.

    "PURCHASER" has the meaning set forth in the preface above.

    "RMII" has the meaning set forth in the preface above.

    "RMII SHARE" means any share of the Common Stock, par value $0.001 per share, of RMII.

    "RMII STOCK PURCHASE AGREEMENT" has the meaning set forth in Section 7(a)(iv) below.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

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    "SELLER" has the meaning set forth in the preface above.

    "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

    "THIRD PARTY CLAIM" has the meaning set forth in Section 8(d) below.

    2.    PURCHASE AND SALE OF PURCHASED SHARES.

    (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Purchaser, the number of Purchased Shares set forth next to the respective Seller's name in the second column of Exhibit A hereto for the consideration specified below in this
Section 2.

    (b) PURCHASE PRICE. The Purchaser agrees to pay to each of the Sellers at the Closing $2.00 multiplied by the number of Purchased Shares set forth next to the respective Seller's name in the second column of Exhibit A hereto (the "Purchase Price"), in certified or official bank check or by wire transfer of funds.

    (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Minor & Brown, P.C., 650 South Cherry Street, Suite 1100, Denver, Colorado 80222 at 9:30 a.m., local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Company and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

    (d) DELIVERIES AT THE CLOSING. At the Closing, (i) each of the Sellers will deliver to the Purchaser stock certificates representing all of the Purchased Shares owned by such Seller, endorsed in blank or accompanied by duly executed assignment documents, with signature Medallion guaranteed, and
(iv) the Purchaser will deliver to the Sellers the Purchase Price.

    3.    REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

    (a) REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers represents and warrants to the Purchaser that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself, except as set forth in Annex I attached hereto.

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    (i)   AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization, and other laws of general applicability relating to creditors' rights. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

    (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject; or
(B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject.

    (iii) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

    (iv) RMII SHARES. The Seller holds of record and owns beneficially the number of RMII Shares set forth next to his name in the first column next to such Seller's name in Exhibit A hereto, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of RMII (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of RMII except that certain Shareholders' Voting Agreement and Irrevocable Proxy among the Sellers and the Purchaser of even date herewith.

    (b) REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Sellers that the statements contained in this
Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex II attached hereto.

    (i) AUTHORIZATION OF TRANSACTION. The Purchaser has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This

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Agreement constitutes the valid and legally binding obligation of the
Purchaser, enforceable in accordance with its terms and conditions. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

    (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which he is bound or to which any of his assets is subject.

    (iii) INVESTMENT. The Purchaser is acquiring the Purchased Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any unregistered distribution thereof.

    (iv) RESTRICTED SECURITIES. The Purchaser understands and acknowledges that the Purchased Shares are not being registered under the Securities Act or relevant state securities laws in connection with the sale to the Purchaser, but are being offered and sold pursuant to exemptions from such registrations, and that the Purchaser may not sell, transfer, assign, convey, pledge, hypothecate, or otherwise dispose of any of the Purchased Shares in any manner without first obtaining (i) an opinion of counsel satisfactory to the Company that such proposed disposition or transfer lawfully may be made without the registration of the Purchased Shares for such purpose pursuant to the Securities Act, as then amended, and applicable state securities laws; or (ii) such registration. In furtherance thereof, the Purchaser represents and warrants to and agrees with the Sellers that the Purchaser:

          (A) has been furnished with a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, Forms 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and Current Report on Form 8-K dated August 15, 1997 (collectively, the "Documents") and has evaluated the risks of a purchase of the Shares based on the information contained therein and in this Agreement; and

          (B) has been given the opportunity to ask questions of, and receive answers from, the management of the Company concerning the terms, conditions, and other matters pertaining to the investment in the Purchased Shares.

          (v) BROKERS' FEES. The Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

    4.    DUTY TO UPDATE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN.

    Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this
Section 4, however, shall be deemed to amend or supplement Annex I or Annex II or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

    5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

    (a) GENERAL. Each of the Parties will use his Best Efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

    (b) NOTICES AND CONSENTS. Each of the Parties will give any notices to, make any filings with, and use his Best Efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii) and Section 3(b)(ii) above.

    (c) EXCLUSIVITY. None of the Sellers will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, RMII (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote his Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Purchaser immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

    6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

    (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request. Unless the requesting Party is entitled to indemnification therefor under Section 8 below, all costs and expenses associated with the taking of such further action

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(except for the payment of attorney's fees and costs) shall be reimbursed by the requesting Party upon the presentation of valid receipts for such expenses.

    (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving RMII, each of the other Parties will cooperate with him and his counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense. Unless the Party requesting such cooperation is entitled to indemnification therefor under Section 8 below, all costs and expenses associated with the taking of such further action (except for the payment of attorney's fees and costs) shall be reimbursed by the requesting Party upon the presentation of valid receipts for such expenses.

    (c) TRANSITION. None of the Sellers will take any action that is intended to discourage any lessor, licensor, customer, supplier, or other business associate of RMII from maintaining the same business relationships with RMII after the Closing or termination of this Agreement as it maintained with RMII prior to the execution of this Agreement.

    (d) CONFIDENTIALITY. Each of the Parties will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the disclosing Party or destroy, at the request and option of the disclosing Party, all tangible embodiments (and all copies) of the Confidential Information that are in his possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in connection with any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this
Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the disclosing Seller shall use his Best Efforts to obtain, at the request of the Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate.. The foregoing provisions shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure.

    7.    CONDITIONS TO OBLIGATION TO CLOSE.

    (a) CONDITIONS TO OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

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        (i)  the representations and warranties set forth in Section 3(a)
    above shall be true and correct in all material respects at and as of the Closing Date;

       (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all respects through the Closing;

      (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Purchaser to own the Purchased Shares;

       (iv) the Purchaser shall have completed and closed the purchase and sale of 1,225,000 shares of common stock of RMII from RMII, as contemplated in that certain Stock Purchase Agreement dated as of October 1, 1997 between the Purchaser and RMII (the "RMII Stock Purchase Agreement");

        (v) the Purchase shall have entered into a Shareholders' Voting Agreement and Irrevocable Proxy with the Sellers; and

       (vi) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Purchaser.

The Purchaser may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

    (b) CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

        (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

       (ii) the Purchaser shall have performed and complied with all of his covenants hereunder in all material respects through the Closing.

      (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

       (iv) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the tansactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

Any Seller may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

    8.    REMEDIES FOR BREACHES OF THIS AGREEMENT.

    (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

    (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE PURCHASER. In the event that any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean that any of the Sellers has breached) any of his representations, warranties, and covenants contained herein, and, provided that the Purchaser makes a written claim for indemnification against any of the Sellers in accordance with the notice provisions of
    Section 10(i) below, then each of the Sellers agrees to indemnify the Purchaser from and against any Adverse Consequences the Purchaser may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Purchaser may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

    (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. In the event the Purchaser breaches (or in the event any third party alleges facts that, if true, would mean the Purchaser has breached) any of his representations, warranties, and covenants contained herein, and, provided that any of the Sellers makes a written claim for indemnification against the Purchaser pursuant to Section 10(i) below within such survival period, then the Purchaser agrees to indemnify such Seller from and against the entirety of any Adverse Consequences such Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

    (d)   MATTERS INVOLVING THIRD PARTIES.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified

    Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

    (ii) (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of his choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill his indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

    (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at his sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

    (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

    (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 8.
All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

    (f) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant.

    9.   TERMINATION.

    (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

         (i) the Purchaser and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

         (ii) the Purchaser may at his option terminate this Agreement by giving written notice to the Sellers on or before the Closing Date if the Purchaser is not satisfied with the results of his continuing business, legal, and accounting due diligence regarding RMII in connection with his proposed purchase of common stock from RMII pursuant to the RMII Stock Purchase Agreement;

         (iii) the Purchaser may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Purchaser has notified the Sellers of the breach, and the breach has continued without cure;

         (iv) the Sellers may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing in the event the Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Purchaser of the breach, and the breach has continued without cure; and

         (v) the Purchaser may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing if there has been any adverse change in, or any development reasonably expected to result in a prospective adverse change in, the condition, financial or otherwise, or in the earnings, business affairs of business prospects of RMII, whether or not arising in the Ordinary Course of Business.

    (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

    (c) NON-PERFORMANCE. In the event of a failure of the Sellers to close in accordance with the terms hereof or in the event of a breach by any Seller of the covenants, warranties, representations and obligations hereof, Purchaser may pursue any or all of the following remedies:

         (i) Terminate this Agreement and be reimbursed by the Sellers for all of the expenses incurred by Purchaser in seeking to close the transaction contemplated herein;

         (ii) Waive such default or breach and close the transaction contemplated herein; and

         (iii) Institute an action against the Sellers for specific performance. The Sellers acknowledge and agree that the Purchaser would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Purchaser shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which Purchaser may be entitled, at law or in equity.

    10.  MISCELLANEOUS.

    (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Purchaser and the Sellers; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning RMII's publicly-traded securities (in which case the disclosing Party will use his Best Efforts to advise the other Parties prior to making the disclosure).

    (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

    (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

    (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of the Purchaser and the Sellers; provided, however, that the Purchaser may without the approval of the Sellers (i) assign any or all of his rights and interests hereunder and (ii) designate one or more of his Affiliates to perform his obligations hereunder (in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of all of his obligations hereunder).

    (e) COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Execution of a facsimile copy of this Agreement by any Party and delivery of a copy of this Agreement bearing the facsimile signature of any Party shall constitute the valid and binding execution and delivery of this Agreement, and facsimile copies of this Agreement bearing the facsimile signature of any Party shall constitute an original document enforceable against such Party.

    (h) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    (i) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given upon the earlier of actual delivery to the intended recipient or the first attempted delivery by personal delivery, expedited courier, messenger service, or registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

    If to Phillips:               Christopher K. Phillips
                                  4580 Star Ridge Drive
                                  Colorado Springs, CO 80916

                               With a Copy to:
                                  Dominic A. Lloyd, Esq.
                                  Hall & Evans, LLC
                                  1200 Seventeenth Street
                                  Suite 1700
                                  Denver, CO  80202
                                  Telephone:     303/628-3300
                                  Telecopy: 303/628-3368

    If to Welch:                  Jim D. Welch
                                  1326 Sorrento Road
                                  Colorado Springs, CO 80910

                               With a Copy to:
                                  Dominic A. Lloyd, Esq.
                                  Hall & Evans, LLC
                                  1200 Seventeenth Street
                                  Suite 1700
                                  Denver, CO  80202
                                  Telephone:     303/628-3300
                                  Telecopy: 303/628-3368

    If to Loud:                   Kevin R. Loud
                                  1643 Sand Lily Drive
                                  Golden, CO  80401

                               With a Copy to:
                                  Dominic A. Lloyd, Esq.
                                  Hall & Evans, LLC
                                  1200 Seventeenth Street
                                  Suite 1700
                                  Denver, CO  80202
                                  Telephone:     303/628-3300
                                  Telecopy: 303/628-3368


    If to the Purchaser:          Douglas H. Hanson
                                  2925 East Exposition Avenue
                                  Denver, Colorado 80209
                                  telecopy: 303/777-4314

                               With a Copy to:
                                  Ned A. Minor, Esq.
                                  Minor & Brown, P.C.
                                  650 South Cherry Street
                                  Suite 1100
                                  Denver, Colorado 80222
                                  telecopy: 303/320-6330

     Any attempted delivery by any of the methods set forth above may be verified by the person attempting personal delivery, the courier, the messenger service, or the United States Postal Service, as the case may be, through whom or which such delivery was attempted. Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until, in the case of ordinary mail, it actually is received by the intended recipient, and, in the case of delivery by telecopier, telex, or electronic mail, on the date of such delivery and verified by confirmation of such transmission.

    Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

    (j) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule.

    (k) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    (l) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

    (m) EXPENSES. Each of the Parties will bear at Closing his own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that none of RMII and its Subsidiaries has borne or will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

    (n) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

    (o) INCORPORATION OF EXHIBITS AND ANNEXES. The Exhibits, Annexes and other documents identified in this Agreement are incorporated herein by reference and made a part hereof.

    (p) SUBMISSION TO JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Colorado, City and County of Denver, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                        PURCHASER:

                                        /s/ Douglas H. Hanson
                                        ------------------------------------
                                        Douglas H. Hanson


                                        SELLERS:

                                        /s/ Christopher K. Phillips
                                        ------------------------------------
                                        Christopher K. Phillips

                                        /s/ Jim D. Welch
                                        ------------------------------------
                                        Jim D. Welch

                                        /s/ Kevin R. Loud
                                        ------------------------------------
                                        Kevin R. Loud

                        EXHIBIT A TO STOCK PURCHASE AGREEMENT

       Ownership of Common Stock, par value $0.001 per share, of Rocky Mountain Internet, Inc. by Sellers and Shares of Common Stock to be Sold to Purchaser

                                           SHARES TO BE SOLD       PURCHASE
SELLER                   SHARES OWNED     ("PURCHASED SHARES")       PRICE
-------                  ------------     --------------------     ---------

Christopher K. Phillips    426,000              50,000              $100,000
Jim D. Welch               433,574              50,000              $100,000
Kevin R. Loud              483,500              25,000               $50,000

                                       ANNEX I

                Exceptions to Sellers' Representations and Warranties

     Each of the Shareholders is a party to a Lock-Up Agreement for shareholders among the RMII, the Shareholder and Neidiger, Tucker, Bruner, Inc. (the "Underwriter"), dated on or about July 8, 1996, which prohibits the Shareholder from selling any shares of RMII's common stock for period of 18 months without the Underwriter's consent.

                                       ANNEX II

               Exceptions to Purchaser's Representations and Warranties


[None]